IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

THOMAS S. HOWLAND, JR., derivatively
on behalf of ANIXA BIOSCIENCES, INC.
(f/k/a ITUS CORPORATION),

Plaintiff,

v.

AMIT KUMAR, LEWIS H. TITTERTON,
JR., ARNOLD M. BASKIES, JOHN
MONAHAN, MICHAEL J. CATELANI,	C.A. No.: 2018-0804-KSJM
JOHN A. ROOP, ANTHONY CAMPISI, and
DALE FOX,

Defendants,

and

ANIXA BIOSCIENCES, INC. (f/k/a ITUS
CORPORATION),

Nominal Defendant.

NOTICE OF PENDENCY OF SETTLEMENT OF ACTION

TO: ALL CURRENT STOCKHOLDERS OF ANIXA BIOSCIENCES, INC.

(TRADING SYMBOL: ANIX)

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS AND ADEQUACY OF THE PROPOSED SETTLEMENT, OR PURSUING THE RELEASED CLAIMS DEFINED HEREIN.

IF YOU DO NOT OBJECT TO THE PROPOSED SETTLEMENT, OR THE AGREED-TO ATTORNEYS’ FEE AND EXPENSE AMOUNT DESCRIBED IN THIS NOTICE, YOU ARE NOT OBLIGATED TO TAKE ANY ACTION.

I.            WHY ARE YOU RECEIVING THIS NOTICE?

The purpose of this Notice is to inform you of (i) a lawsuit (the “Derivative Action”) in the Court of Chancery of the State of Delaware (the “Court”) brought on behalf of Anixa Biosciences, Inc. (f/k/a ITUS Corporation) (“Anixa” or the “Company”); (ii) a proposal to settle the Derivative Action as provided in a Stipulation of Compromise and Settlement which sets forth the terms and conditions of the proposed settlement of the Derivative Action (the “Stipulation”); and (iii) your right, among other things, to attend and participate in a hearing to be held on October 1, 2019 at 1:30 p.m., in the Court of Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801 (the “Settlement Hearing”). This Notice describes the rights you may have under the Stipulation and what steps you may, but are not required to, take concerning the proposed Settlement. If the Court approves the Stipulation, the parties will ask the Court to approve an Order and Final Judgment (the “Judgment”) that would end the Derivative Action.

II.            BACKGROUND OF THE DERIVATIVE ACTION AND SETTLEMENT NEGOTIATIONS

THE FOLLOWING DESCRIPTION DOES NOT CONSTITUTE FINDINGS OF ANY COURT. IT IS BASED ON STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF ANY COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES. DEFENDANTS ARE NOT ACKNOWLEDGING THAT THEY HAVE COMMITTED ANY WRONGDOING AND ARE ENTERING INTO THE STIPULATION AND THE SETTLEMENT SOLELY TO ELIMINATE THE UNCERTAINTY, DISTRACTION, DISRUPTION, BURDEN, RISK, AND EXPENSE OF FURTHER LITIGATION.

Plaintiff Thomas S. Howland, Jr. (“Plaintiff”) is a current stockholder of Anixa. Nominal Defendant Anixa is a Delaware Corporation with its headquarters in San Jose, California that uses the power of the immune system to diagnose and treat cancer. Defendants Amit Kumar, Lewis H. Titterton, Jr., Arnold M. Baskies, John Monahan, Michael J. Catelani, John A. Roop, Anthony Campisi, and Dale Fox (collectively, the “Individual Defendants” and together with Anixa, “Defendants”) are all current or former officers and/or directors of Anixa.

On November 5, 2018 Plaintiff commenced the Derivative Action in the Court by filing a Verified Shareholder Derivative Complaint (the “Complaint”) asserting claims against the Individual Defendants for breach of fiduciary duty and unjust enrichment in connection with resolutions adopted by the Compensation Committee of the Board of Directors of Anixa (the “Board”) on September 6, 2017 re-pricing the exercise price of all outstanding stock options of Anixa held by all of the Company’s officers, directors, employees and other consultants to the Company’s closing stock price on that day (the “2017 Repricing”). Under the terms of Anixa’s operative share incentive plans, the Compensation Committee had full discretion to, at any time, re-price the exercise price of Anixa’s outstanding stock options to the then- fair market value of Anixa’s stock, which may be equal to Anixa’s closing stock price on the date of such re- pricing. The Complaint alleges, among other things, that the Individual Defendants improperly re-priced Anixa’s outstanding stock options while possessing material, non-public information concerning a patent issuance that they allegedly believed would cause Anixa’s stock price to rise once disclosed. Defendants denied, and continue to deny, that they committed any of the wrongdoing alleged in the Complaint.

On November 29, 2018 Defendants filed a motion to dismiss the Complaint under Court of Chancery Rules 23.1 and 12(b)(6) (the “Motion to Dismiss”). The Court heard oral argument on the Motion to Dismiss on March 22, 2019. On June 13, 2019, the Court issued an opinion denying the Motion to Dismiss, except granting dismissal of Plaintiff’s fiduciary duty claim against Defendant Anthony Campisi.

Subsequent to the Court’s decision on the Motion to Dismiss, the parties began engaging in arm’s-length negotiations concerning a possible settlement of the Derivative Action. On July 15, 2019 the parties agreed that, while those negotiations and discussions took place, all discovery in the Derivative Action would be deferred. That same day, Plaintiff’s Counsel made a settlement proposal intended to fully resolve the claims at issue in the Derivative Action. The parties thereafter engaged in several rounds of negotiations concerning the principal terms of a settlement. On August 1, 2019, the parties reached an agreement on the principal terms reflected in the Stipulation to settle all of the claims asserted in the Derivative Action upon the terms and subject to the conditions set forth in the Stipulation (the “Settlement”).

THE COURT HAS NOT FINALLY DETERMINED THE MERITS OF PLAINTIFF’S CLAIMS OR THE DEFENSES THERETO. THIS NOTICE DOES NOT IMPLY THAT THERE HAS BEEN OR WOULD BE ANY FINDING OF VIOLATION OF THE LAW BY THE INDIVIDUAL DEFENDANTS OR

THAT RECOVERY COULD BE HAD IN ANY AMOUNT IF THE ACTION WAS NOT SETTLED.

III.            WHAT ARE THE TERMS OF THE SETTLEMENT?

To settle the Derivative Action, Defendants have agreed to the following terms:

First, Defendants have implemented or shall implement and maintain the following Corporate Governance Reforms:

•      The Board shall appoint a current director whom the Board deems to be independent to serve as the Board’s “Lead Director.” Each Lead Director shall serve as Lead Director for a term of no more than three years. No Lead Director may serve consecutive terms as Lead Director, unless, due to special circumstances, the Board unanimously votes to reappoint a Lead Director to serve consecutive terms. The Board appointed Lewis H. Titterton, Jr. to serve as Lead Director on July 26, 2018.

•      Anixa shall amend the Compensation Committee Charter to provide that only directors whom the Board deems to be independent may serve on the Compensation Committee. From and after the effective time of such amendment to the Compensation Committee Charter, only independent directors shall serve on the Compensation Committee.

•      Within one (1) year of the Effective Date, the Board shall engage and consult with Anixa’s outside counsel or an independent consultant to review the process by which Anixa grants or re-prices stock options and other equity awards.

•      Anixa’s outside counsel shall report annually to the Board on Anixa’s compliance with its procedures, policies, and guidelines with respect to issuing or re-pricing stock options.

•      Anixa shall adopt a policy providing that any employee, officer, or director of Anixa who has a reasonable and good faith basis to suspect a violation(s) of Anixa’s compensation or stock option plans must promptly report such suspected violation(s) to the Chair of the Compensation Committee or Anixa’s outside counsel.

•      By December 31, 2019, the Board, including the members of the Compensation Committee, shall receive training from Anixa’s outside counsel or an independent consultant regarding the laws and regulations governing Anixa’s operative compensation plans and Anixa’s insider trading policy.

•      The Compensation Committee shall formally review and approve all disclosures in Anixa’s future proxy statements and SEC Form 8-Ks related to executive compensation before any such proxy statements or Form 8-Ks are publicly filed. Such review shall be conducted with the assistance of Anixa’s outside counsel.

•      Any time the Compensation Committee discusses executive compensation during such meetings, it will hold an executive session from which Anixa’s managers, including its Chief Executive Officer (“CEO”), are excluded. The minutes of any Compensation Committee meeting during which an executive session took place shall note that such executive session took place. In addition, the Compensation Committee shall hold customary meetings with Anixa’s CEO to explain its guidance regarding executive compensation and to discuss and negotiate compensation matters with the CEO.

•      Anixa shall disclose to its stockholders any change, amendment, or exception granted to any previously disclosed policy governing stock option grants or re-pricing of stock options as well as the reasons for taking such action, provided that the Board and/or the Compensation Committee, as the case may be, determines that such action would be material to Anixa’s stockholders.

•      The Compensation Committee shall be prohibited from conducting any deliberations at any Board or committee meeting regarding its determination of compensation for Anixa’s CEO with him or her present. For the avoidance of doubt, the Compensation Committee is permitted, however, to gain direct input from the CEO or other members of Anixa’s management on executive compensation decisions, to directly negotiate with the CEO or other members of management regarding executive compensation, and to explain its reasoning for executive compensation decisions to the CEO or other members of management.

•      In Anixa’s upcoming proxy statement to be filed in connection with its 2019 annual meeting of Anixa’s stockholders, Anixa shall (i) seek a non-binding vote of its stockholders to approve or disapprove of the compensation for Anixa’s CEO and Chief Financial Officer (a “Say-On-Pay Vote”), and (ii) put to a vote of its stockholders whether to have a Say-On-Pay Vote conducted annually, every two years, or every three years. Anixa will recommend to its stockholders that a Say-On-Pay vote be conducted annually, but will ultimately adopt the frequency of the Say-On-Pay vote that its stockholders approve.

•      Anixa shall adopt a policy providing that Anixa’s management shall not contact any of Anixa’s stockholders directly (i.e. in a one-on-one electronic communication or telephone call) regarding a matter for which Anixa’s management is aware that the stockholder is represented by counsel, unless

Anixa’s management is specifically authorized by the stockholder or the stockholder’s counsel to do so.

•      Anixa shall conduct annual training on insider trading for all of its employees and directors.

•      For a period of two (2) years beginning on the Effective Date, Anixa shall not re-price or otherwise change the exercise price of any outstanding stock options held by any senior manager or Board member of Anixa.

•      Anixa shall not re-price or otherwise change the exercise price of any outstanding stock options without having first obtained approval for such re-pricing or change from the holders of a majority of the voting power of the outstanding shares of Anixa’s capital stock.

Second, within thirty (30) days of the execution of the Stipulation (the “Execution Date”), the Compensation Committee of the Board shall adopt resolutions fixing the exercise price for all unexercised stock options that were re-priced in the 2017 Repricing to the exercise price of such stock options immediately prior to the 2017 Repricing. In addition, the following Individual Defendants who, as of the Execution Date, had exercised stock options that were re-priced in the 2017 Repricing and sold the underlying shares, shall pay to Anixa consideration representing a portion of the amount received for those shares as follows: (a) Defendant Lewis H. Titterton, Jr. shall pay to Anixa $4,572 in cash in one lumpsum payment within thirty (30) days of the Execution Date; (b) Defendant Dale Fox shall pay to Anixa $5,000 in cash in one lumpsum payment within thirty (30) days of the Execution Date; and (c) Defendant Anthony Campisi shall pay to Anixa $35,698.26 in twelve (12) equal installments to be deducted from his monthly pay, with the initial portion to be paid within thirty (30) days of the Execution Date.

IV.       WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

Upon the effective date of the Settlement, the Releasing Persons (as defined below) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled, released, discharged, extinguished, and dismissed with prejudice the Released Claims (as defined below) against the Individual Defendants and each and all of the Released Persons (as defined below); provided, however, that such release shall not affect any claims or impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

“Released Claims” means and includes any and all claims for relief or causes of action, debts, demands, rights, liabilities, losses, and claims whatsoever, known or unknown, fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, suspected or unsuspected, apparent or unapparent, and without regard to the subsequent discovery of additional or different facts, that have been or could have been or in the future might be asserted by Plaintiff as a stockholder of Anixa, or any other Anixa stockholder, or any other Person acting or purporting to act derivatively on behalf of Anixa against the Released Persons, in the Derivative Action or in any other forum arising out of, or based upon, any of the allegations, transactions, facts, matters, events, disclosures, non-disclosures, occurrences, representations, statements, acts or omissions, alleged or referred to in the Complaint, including, without limitation, the 2017 Repricing; provided, however, that it is understood that “Released Claims” and any release provided by this Settlement shall not include: (a) any claims to enforce the Settlement, and (b) any claims by Defendants or any other insured to enforce their rights under any contract or policy of insurance.

“Released Persons” means the Individual Defendants and their predecessors, successors, affiliates, agents, attorneys, and insurers, and also includes Anixa and its current and former officers, directors, or employees that could have been named in the Derivative Action. “Releasing Persons” means Plaintiff (both individually and derivatively on behalf of Anixa), any other Anixa stockholder acting or purporting to act on behalf of Anixa, and Anixa. “Releasing Person” means, individually, any of the Releasing Persons.

V.            WHAT ARE THE REASONS FOR SETTLING THE ACTION?

The Individual Defendants have denied, and continue to deny, any and all allegations of wrongdoing or liability asserted in the Derivative Action. The Individual Defendants have further asserted, and continue to assert, that at all relevant times, they acted in good faith and in a manner that they reasonably believed to be in the best interests of Anixa and its stockholders. Defendants are entering into the Stipulation and the Settlement solely to eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation.

Plaintiff and Plaintiff’s Counsel believe the Derivative Action has substantial merit, and Plaintiff’s entry into the Stipulation and the Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Derivative Action. Plaintiff and Plaintiff’s Counsel also recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Derivative Action through trial and through possible appeals, and have considered, in particular, the expense of continued proceedings that could be borne by Anixa. Plaintiff’s Counsel has also taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Derivative Action, as well as the difficulties and delays inherent in such litigation, and Plaintiff’s Counsel is also mindful of the inherent problems of proof and possible defenses to the claims alleged in such action. Based upon Plaintiff’s Counsel’s evaluation, Plaintiff has determined that the Settlement is fair, reasonable, adequate, and in the best interests of Anixa and its stockholders and has agreed to settle the Derivative Action upon the terms and subject to the conditions set forth herein.

VI.       HOW WILL THE ATTORNEYS GET PAID?

After agreeing to the terms of the Settlement other than with respect to the amount of any attorneys’ fees and expenses to be paid to Plaintiff’s Counsel, Plaintiff’s Counsel and Defendants separately negotiated the amount of the award of attorneys’ fees and expenses to be paid to Plaintiff’s Counsel. Plaintiff and Defendants did not discuss the appropriateness or amount of attorneys’ fees and expenses at any time prior to reaching agreement on the terms of the Settlement, and the Settling Parties understood at all times that the Settlement was not contingent upon agreement or payment of any attorneys’ fees and expenses to Plaintiff’s Counsel. Defendants acknowledge and agree that Plaintiff’s Counsel is entitled to a fee award. In recognition of the terms of the Settlement and the prosecution and settlement of the Derivative Action, and subject to Court approval, Anixa has agreed to pay an award of attorneys’ fees and expenses to Plaintiff’s Counsel not to exceed $ 362,500 (the “Fee and Expense Amount”). The Fee and Expense Amount will be paid by Anixa and/or its insurers. This Fee and Expense Amount includes the fees and expenses incurred in connection with the prosecution and settlement of the Derivative Action. Plaintiff’s Counsel will not seek fees or expenses from the Court in excess of the agreed-to amount and Plaintiff’s Counsel will not make an application for attorneys’ fees or expenses in any other jurisdiction. Except as otherwise provided in the Stipulation, each of the Settling Parties shall bear his, her, or its own fees and costs.

VII.        WHEN WILL THE SETTLEMENT HEARING TAKE PLACE?

The Court has scheduled a Settlement Hearing to be held on October 1, 2019 at 1:30 p.m., in the Court of Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801. At the Settlement Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable, and adequate and thus should be finally approved, whether the Fee and Expense Amount should be approved, and whether the Derivative Action should be dismissed with prejudice by entry of the Judgment pursuant to the Stipulation. The Court will also hear and determine objections, if any, to the proposed Settlement and the Fee and Expense Amount and rule on such other matters as the Court may deem appropriate. The Court may adjourn the Settlement Hearing from time to time without further notice to anyone other than the Settling Parties and any Objectors (as defined below). The Court reserves the right to approve the Stipulation at or after the Settlement Hearing with such modifications as may be consented to by the Settling Parties to the Stipulation and without further notice.

VIII.        DO I HAVE A RIGHT TO APPEAR AND OBJECT?

Any record or beneficial stockholder of Anixa who objects to the Stipulation, the proposed Judgment to be entered, and/or the Fee and Expense Amount who wishes to be heard (“Objector”), may appear in person or by his, her, or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no Objector shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon, unless he, she, or it has, no later than ten (10) calendar days before the Settlement Hearing (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), filed with the Register in Chancery, Court of Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801, and served upon counsel listed below, the following: (i) proof of current ownership of Anixa stock; (ii) a written notice of the Objector’s intention to appear that states the Objector’s name, address, and telephone number and, if represented, the Objector’s counsel; (iii) a detailed statement of all of the grounds thereon and the reasons for the Objector’s desire to appear and to be heard, and (iv) all documents or writings which the Objector desires the Court to consider. Such filings must be served upon the following counsel by hand delivery, overnight mail, or the Court’s electronic filing and service system:

FOX ROTHSCHILD LLP

Sidney S. Liebesman

Citizens Bank Center

919 N. Market Street, Suite 300

Wilmington, DE 19801

(302)  654-7444

Attorneys for Plaintiff

WILSON SONSINI GOODRICH                         ASHBY & GEDDES

& ROSATI, P.C.                                                           Stephen E. Jenkins (#2152)

Bradley D. Sorrels                                                            500 Delaware Ave., 8th Floor

222 Delaware Avenue, Suite 800                           Wilmington, DE 19801

Wilmington, Delaware 19801                                   (302) 654-1888

(302) 304-7600                                                                    Attorneys for Nominal Defendant Anixa

Attorneys for the Individual Defendants

Any Person who fails to object in the manner prescribed above shall be deemed to have waived such objection (including the right to appeal), unless the Court in its discretion allows such objection to be heard at the Settlement Hearing, and shall forever be barred from raising such objection in the Derivative Action or any other action or proceeding or otherwise contesting the Stipulation or the Fee and Expense Amount, and will otherwise be bound by the Judgment to be entered and the releases to be given.

IX.       HOW DO I GET ADDITIONAL INFORMATION?

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Derivative Action or the Stipulation. For additional information about the Derivative Action and the Settlement, please refer to the documents filed with the Court and the Stipulation. You may examine the Court files during regular business hours of each business day at the office of the Register in Chancery, Court of Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801. The Clerk’s office will not mail copies of documents to you. For more information concerning the Settlement, you may also call or write to the counsel referenced in Section VIII hereto.

PLEASE DO NOT WRITE TO OR CALL THE COURT.

BY ORDER OF THE COURT

/s/ Karlis Johnson

Dated: August 23, 2019                                                                 __________________________

Register in Chancery